Exhibit 10.1

Volkswagen Group of America, Inc.
Volkswagen Group of America Investments, LLC

September 27, 2022

QuantumScape Battery, Inc.
1730 Technology Drive

San Jose, CA 95110

Attn: Jagdeep Singh, CEO

Dear Mr. Singh:

Reference is made (i) to the Amended and Restated Joint Venture Agreement, dated May 14, 2020, by and among Volkswagen Group of America, Inc., a New Jersey corporation (“VWGoA”), Volkswagen Group of America Investments, LLC, a Delaware limited liability company, an affiliate of VWGoA and designated member in the JV Entity (“VW Member”), QuantumScape Battery, Inc. (f/k/a QuantumScape Corporation), a Delaware corporation (“QS”), and QSV Operations LLC, a Delaware limited liability company (the “JV Entity”), as amended by that certain First Amendment to Amended and Restated Joint Venture Agreement, dated September 21, 2020, by and among the same parties (the Amended and Restated Joint Venture Agreement as amended by the First Amendment to Amended and Restated Joint Venture Agreement, the “JV Agreement”), and (ii) that certain letter agreement by and among VWGoA, VW Member, QS and the JV Entity, dated May 13 2021, as amended and restated by that certain letter agreement by the Parties on December 17, 2021 (the “Original Letter Agreement”). VWGoA, VW Member, QS and the JV Entity are collectively referred to as the “Parties,” and any capitalized terms used herein without definition have the meanings set forth in the JV Agreement.

This letter confirms the agreement amongst the Parties of the following, notwithstanding anything in the JV Agreement and the Original Letter Agreement to the contrary:

(a)
Subject to section (c) below, the Parties currently contemplate locating the Phase 1 Pilot Line in either Germany or the United States of America;

(b)
The Parties intend for the Phase 1 Pilot Line (currently with a planned 1 GWh of capacity) to be scalable to the Phase 2 Gigafactory (currently with a planned 20 GWh of capacity) at the same location, provided that the final decision for or against any such scaling remains reserved;

(c)
The final determination of the location of the Phase 1 Pilot Line shall be made by VWGoA in its sole discretion based on an analysis by VWGoA of the operational costs, government incentives, technological progress and other relevant considerations, and Section 3.1.1 of the JV Agreement is hereby amended accordingly;

(d)
The Parties remain committed to their collaboration to bring solid-state battery-equipped vehicles to market based on QS solid-state battery technology;

(e)
To the extent anything in this letter conflicts with any provision in the JV Agreement, this letter shall prevail, and except as may be amended hereby, the JV Agreement shall remain in full force and effect;

(f)
The Original Letter Agreement shall be amended and restated in its entirety by this letter agreement, effective immediately; and

Exhibit 10.1

(g)
Sections 9.6, 9.8 – 9.11, and 9.13 – 9.18 of the JV Agreement shall apply to this letter agreement mutatis mutandis.

Please confirm your acceptance and agreement of the matters set forth in this letter by executing in the space provided on the signature pages hereto.

Thank you.

[Signature Page Follows]

Exhibit 10.1

Sincerely,

Volkswagen Group of America, Inc.

By: /s/ Kevin Duke
Name: Kevin Duke
Title: Secretary

Volkswagen Group of America

INVESTMENTS, LLC

By: /s/ Kevin Duke
Name: Kevin Duke
Title: VP & Secretary

Accepted and Agreed:

QUANTUMSCAPE BATTERY, INC.

By: /s/ Michael McCarthy
Name: Michael McCarthy
Title: Chief Legal Officer

QSV OPERATIONS LLC

By: /s/ Michael McCarthy
Name: Michael McCarthy
Title: Manager